As filed with the Securities and Exchange Commission on August 29, 2007 Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              NEWPORT BANCORP, INC.
             (exact name of registrant as specified in its charter)

            MARYLAND                                 20-4465271
            --------                       -----------------------------------
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)


                               100 BELLEVUE AVENUE
                           NEWPORT, RHODE ISLAND 02840
                                 (401) 847-5500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principalexecutive offices)

                NEWPORT BANCORP, INC. 2007 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)
                             ----------------------

                                                   COPIES TO:
KEVIN M. MCCARTHY                                  LAWRENCE M. SPACCASI, ESQUIRE
PRESIDENT AND CHIEF EXECUTIVE OFFICER              SUZANNE A. WALKER, ESQUIRE
NEWPORT BANCORP, INC.                              MULDOON MURPHY & AGUGGIA LLP
100 BELLEVUE AVENUE                                5101 WISCONSIN AVENUE, N.W.
NEWPORT, RHODE ISLAND  02840                       WASHINGTON, D.C. 20016
(401) 847-5500                                     (202) 362-0840


            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

====================================================================================================================
                                                           Proposed
          Title of                                         Maximum            Proposed Maximum
      Securities to be              Amount             Offering Price Per    Aggregate Offering        Amount of
         Registered            to be Registered (1)         Share                  Price           Registration Fee
-------------------------------------------------------------------------------------------------------------------
       Common Stock
       $0.01 par value              682,967 (2)             $12.15 (3)              $8,298,049          $255
===================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Newport Bancorp, Inc. 2007 Equity Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment to the outstanding common stock of Newport Bancorp, Inc. (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2) Represents the shares which may be issued as stock awards or upon the exercise of options to purchase shares of Newport Bancorp, Inc. common stock under the Plan.
(3) Estimated solely for the purpose of calculating the registration fee. The average of the high and low price of the Common Stock as reported on August 27, 2007 in accordance with 17 C.F.R. ss.230.457(c).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SS.230.462.

NEWPORT BANCORP, INC.

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The document containing the information for the Newport Bancorp, Inc. 2007 Equity Incentive Plan (the "Plan") specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Said document need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Said document and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by Newport Bancorp, Inc. (the "Registrant" or the "Corporation") with the SEC are incorporated by reference in this Registration Statement:

         (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which includes the consolidated balance sheets of the Registrant and its subsidiary as of December 31, 2006 and 2005 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ending December 31, 2006, filed with the SEC on March 26, 2007 (File No. 001-51856).

         (b) The Corporation's Quarterly Reports on Form 10-Q for the calendar quarters ending March 31, 2007 and June 30, 2007, filed with the SEC on May 14, 2007 and August 10, 2007, respectively (File No. 001-51856).

         (c) The description of the Registrant's common stock contained in the Registrant's Form 8-A 12G (File No. 001-51856), as filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on March 23, 2006.

         (d) All documents filed by the Registrant, pursuant to Sections 13(a) or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold (in each case other than those portions furnished under Items 2.02. 7.01 and 9.01 of Form 8-K).

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(b) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock offered hereby has been passed upon for the Registrant by the firm of Muldoon Murphy & Aguggia LLP.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant shall indemnify its directors and employees in accordance with the following provision from the Registrant's Bylaws:

         ARTICLE VIII - INDEMNIFICATION
         ------------------------------

         Section 1 - RIGHT TO INDEMNIFICATION
         ------------------------------------

         Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Maryland General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right to indemnification under this Section shall be a contract right and shall include the right of an officer or director to be paid by the Corporation expenses incurred in defending any civil or criminal action, suit or proceeding in advance of the final disposition of any such action, suit or proceeding, upon the receipt by the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         List of Exhibits (filed herewith unless otherwise noted):

         5 Opinion of Muldoon Murphy & Aguggia LLP as to the legality of the common stock to be issued.
         10.1     Newport Bancorp, Inc. 2007 Equity Incentive Plan(1)

         10.2     Form of Restricted Stock Award Agreement
         10.3     Form of Incentive Stock Option Award Agreement
         10.4     Form of Non-Statutory Stock Option Award Agreement
         23.1     Consent of Muldoon Murphy & Aguggia LLP
                  (contained in the Opinion included as Exhibit 5)
         23.2     Consent of Wolf & Company, P.C.
         24       Power of Attorney (contained on the signature pages).

--------------------------
(1) Incorporated herein by reference to Appendix A in the definitive proxy statement filed with the SEC on July 10, 2007 (File No. 001-51856).

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Newport Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, State of Rhode Island on August 29, 2007.

                          NEWPORT BANCORP, INC.


                          By: /s/ Kevin M. McCarthy
                              --------------------------------------------------
                              Kevin M. McCarthy
                              President and Chief Executive Officer
                              (principal executive officer)

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Kevin M. McCarthy and Nino Moscardi, as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Name                                  Title                                  Date
       ----                                  -----                                  ----

/s/  Kevin M. McCarthy                  President and                           August 29, 2007
---------------------------             Chief Executive Officer
Kevin M. McCarthy                       (principal executive officer)



/s/ Bruce A. Walsh                      Senior Vice President and               August 29, 2007
---------------------------             Chief Financial Officer
Bruce A. Walsh                          (principal financial and
                                        accounting officer)




/s/ John N. Conti                       Director                                August 29, 2007
---------------------------
John N. Conti



/s/ Peter T. Crowley                    Director                                August 29, 2007
---------------------------
Peter T. Crowley



/s/ William R. Harvey                   Director                                August 29, 2007
---------------------------
William R. Harvey



/s/ Michael J. Hayes                    Director                                August 29, 2007
---------------------------
Michael J. Hayes



/s/ Donald N. Kaull                     Director                                August 29, 2007
---------------------------
Donald N. Kaull



/s/ Arthur H. Lathrop                   Director                                August 29, 2007
---------------------------
Arthur H. Lathrop



/s/ Robert S. Lazar                     Director                                August 29, 2007
---------------------------
Robert S. Lazar



/s/ Arthur P. Macauley                  Director                                August 29, 2007
---------------------------
Arthur P. Macauley



/s/ Nino Moscardi                       Director                                August 29, 2007
------------------
Nino Moscardi



/s/ Kathleen Nealon                     Director                                August 29, 2007
---------------------------
Kathleen Nealon



/s/ Michael S. Pinto                    Director                                August 29, 2007
---------------------------
Michael S. Pinto



/s/ Alicia S. Quirk                     Director                                August 29, 2007
---------------------------
Alicia S. Quirk



/s/ Peter W. Rector                     Director                                August 29, 2007
---------------------------
Peter W. Rector


/s/ Barbara Saccucci Radebach           Director                                August 29, 2007
-----------------------------
Barbara Saccucci Radebach


                                  EXHIBIT INDEX

                                                                                                 Sequentially
                                                                                                  Numbered
                                                                                                    Page
Exhibit No.            Description                                    Method of Filing            Location
-----------      ---------------------------------------        ---------------------------      -------------

   5             Opinion of Muldoon Murphy & Aguggia LLP        Filed herewith.

   10.1          Newport Bancorp, Inc. 2007 Equity              Incorporated herein by
                 Incentive  Plan                                reference.

   10.2          Form of Restricted Stock Award                 Filed herewith.
                 Agreement

   10.3          Form of Incentive Stock Option Award           Filed herewith.
                 Agreement

   10.4          Form of Non-Statutory Stock Option             Filed herewith.
                 Award Agreement

   23.1          Consent of Muldoon Murphy & Aguggia LLP        Contained in the Opinion
                                                                included as Exhibit 5.0.

   23.2          Consent of Wolf & Company, P.C.                Filed herewith.

   24            Power of Attorney                              Located on the signature page.